UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): January 23, 2013

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact Name of Registrant as Specified in its Charter)

California	000-17248	68-0023931

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2013, Owens Mortgage Investment Fund, a California Limited Partnership (“OMIF”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Owens Realty Mortgage, Inc., a Maryland corporation, providing for, among other things, the merger of OMIF with and into Owens Realty Mortgage, Inc., which will be the surviving entity in the merger (the “Merger”). Under the terms of the Merger Agreement, (a) each twenty-five (25) units of limited partnership interest (the “LP Units”) in OMIF will be converted into one (1) share of common stock, par value $0.01 per share (the “Common Stock”), of Owens Realty Mortgage, Inc., (b) each of the 1,496,600 units representing the general partner interest in OMIF that is an expense of OMIF will be canceled and no consideration will be issued in respect thereof, (c) each twenty-five (25) of the approximate 1,378,256 units representing the general partner interest in OMIF relating to cash contributions made by Owens Financial Group, Inc. (the “General Partner”) to the capital of OMIF will be converted into one (1)  share of Common Stock and (d) each share of stock of the Owens Realty Mortgage, Inc. outstanding immediately prior to the effective time of the Merger will be purchased by Owens Realty Mortgage, Inc. for $1.00 per share.

Consummation of the Merger is subject to certain conditions, including (i) approval by the limited partners of OMIF holding a majority of the LP Units (excluding any LP Units held by the General Partner), (ii) approval by the holders of a majority of the outstanding shares of the Common Stock, (iii) the effectiveness of Owens Realty Mortgage, Inc.’s registration statement registering the shares of its Common Stock to be issued in the Merger, (iv) approval of the listing of the Common Stock on the NYSE MKT LLC or on a national securities exchange acceptable to Owens Realty Mortgage, Inc., (v) receipt by OMIF of a legal opinion regarding certain tax matters, (vi) that no statute, rule, regulation, executive order, decree injunction or other order will have been enacted, entered, promulgated or enforced by any court or governmental authority that has the effect of prohibiting the consummation of the Merger, (vii) that any necessary state and local governmental and third-party consents must have been received (the General Partner, acting on behalf of OMIF may waive this condition), and (vii) the General Partner, acting on behalf of OMIF, will have determined, in its sole discretion, that no legislation or proposed legislation with a reasonable possibility of being enacted would have the effect of impairing the ability of Owens Realty Mortgage, Inc. to qualify as a real estate investment trust for U.S. federal income tax purposes.  In addition, OMIF may cancel or defer the Merger at any time even if the limited partners of OMIF vote to approve the Merger and the Merger Agreement and the other conditions to the consummation of the Merger are satisfied or, to the extent permissible, waived, if the board of directors of the General Partner determines that the Merger is no longer in the best interests of OMIF and its limited partners.  In addition, the Merger Agreement may be terminated and the Merger may be abandoned, at any time, by mutual written consent of OMIF and Owens Realty Mortgage, Inc.

William C. Owens, the Chairman, President, Chief Executive Officer and majority shareholder of the General Partner is also the Chief Executive Officer, President and director of Owens Realty Mortgage, Inc. Bryan H. Draper, a director, shareholder, the Secretary and Chief Financial Officer of the General Partner is also the Secretary, Chief Financial Officer, and Treasurer of Owens Realty Mortgage, Inc.  Upon the consummation of the Merger, the General Partner and Owens Realty Mortgage, Inc. intend to enter into a management agreement, pursuant to which the General Partner will manage the day-to-day business operations of Owens Realty Mortgage, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By:  Owens Financial Group, Inc., General Partner

Dated:           January 25, 2013                                             By: /s/ William C. Owens
William C. Owens, President